EXHIBIT 4.1

EXECUTION COPY

ATRICURE, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of the 6th day of June, 2002, by and among AtriCure, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A attached hereto (“Investors”). All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Series B Convertible Preferred Stock Purchase Agreement of the same date herewith (“Purchase Agreement”).

1. Information Rights.

1.1 Financial Information. So long as an Investor is a Major Investor (as defined in Section 2.1 below), the Company will provide to such Major Investor the following information:

(a) as soon as practicable, but in any event within ninety (90) days (or such shorter period as determined by the Company’s Board of Directors) after the end of each fiscal year of the Company, an audited balance sheet of the Company, as at the end of such fiscal year, and audited statements of operations, cash flow and stockholders’ equity for such fiscal year. Such year-end financial reports shall be in reasonable detail, shall be prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied and shall set forth in each case in comparative form the figures for the previous year. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s Board of Directors;

(b) within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of the Company as of the end of such quarterly period, and statements of operations and cash flows for such quarter and for the current fiscal year to date, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

(c) within thirty (30) days after the end of each month, an unaudited balance sheet of the Company as of the end of such month, and statements of operations and cash flows for such month and for the current fiscal year to date, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes; and

(d) at least thirty (30) days prior to the beginning of each fiscal year of the Company, an annual budget and operating plans for such fiscal year (and as soon as available, and subsequent revisions thereto).

1.2 Additional Information. So long as an Investor is a Major Investor, the Company will deliver or provide to such Major Investor with reasonable promptness:

(a) management letters from the Company’s auditors or accountants;

(b) notices received by the Company concerning defaults under material agreements;

(c) notices, pleadings and any other correspondence concerning material litigation;

(d) profit and loss statements, budgets and initial projections; and

(e) any other information that may be reasonably requested;

provided, however, that, whenever requested, such Major Investor shall sign an agreement reasonably satisfactory to the Company stating that such Major Investor shall hold all such information in confidence.

1.3 Subsidiaries If the Company has any subsidiaries, the obligation of the Company to deliver financial information and operating plans as set forth in this Section 1 shall be construed to mean the consolidated financial statements and operating plans of the Company.

1.4 Books and Records. The Company will maintain books and records of account in which full and correct entries will be made in all material respects of its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books, on a periodic basis, all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

1.5 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 1.5 with respect to a Major Investor that is a competitor of the Company or with respect to information which the Company’s Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

1.6 Statutory Rights. The provisions of this Section 1 shall not be in limitation of any rights which any Holder may have under any applicable law with respect to the books and records of the Company or to inspect its properties or to discuss its affairs, finances and accounts.

1.7 Termination of Covenants. The rights set forth in this Section 1 hereof shall terminate and be of no further force or effect upon the closing of a Qualified Public Offering (as

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defined in Article IV, Section 2(b)(i) of the Company’s Certificate of Incorporation) or on the date the Company otherwise becomes subject to and begins complying with the reporting requirements under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, whichever first occurs.

2. Registration Rights.

2.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) An “Affiliate” of a person is a second person directly or indirectly (through one or more intermediaries) controlling, controlled by or under common control with that first person.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Common Stock” shall mean the Company’s Common Stock, par value $.0001 per share.

(d) “Holder” shall mean any Investor holding Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Section 2 have been transferred in accordance with Section 2.11 hereof.

(e) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least 25% percent of the Registrable Securities.

(f) “Investor” means either an Investor who has signed this Agreement or a Holder.

(g) “Major Investor” means an Investor or a Holder owning with its Affiliates not less than six hundred and fifty thousand (650,000) shares of Registrable Securities (as appropriately adjusted for stock splits and the like). For purposes of this definition, any shares of Registrable Securities held by Partisan Management Group, Inc., The Weldon Foundation, Carol J. Weldon and Karen J. Cassidy shall be aggregated.

(h) “Preferred Stock” means the Series A Preferred Stock and the Series B Preferred Stock.

(i) “Registrable Securities” means (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) any Common Stock issuable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock (“Conversion Stock”) and/or (iv) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of, the Conversion Stock or other securities convertible into or exercisable for Series A Preferred Stock or Series B Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event;

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provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities for the purposes of Sections 2.2, 2.3 and 2.4 hereof (A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) prior to the date such securities have been sold in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale.

(j) The terms “register,” “registered” and “registration” refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(k) “Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single counsel for the Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(l) “Restricted Securities” shall mean the securities of the Company required to bear the legend referring to the Securities Act set forth in the Purchase Agreement.

(m) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(n) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

(o) “Series A Preferred Stock” shall mean the Company’s Series A Convertible Preferred Stock, par value $.0001 per share.

(p) “Series B Preferred Stock” shall mean the Company’s Series B Convertible Preferred Stock, par value $.0001 per share.

2.2 Requested Registration.

(a) Request for Registration. If at any time after the earlier to occur of (x) June 6, 2006 and (y) the date which is one hundred eighty (180) days after the closing of the Company’s first registered public offering of securities, the Company shall receive from Initiating Holders a written request (specifying that it is being made pursuant to this Section 2.2(a)) that the Company effect any registration, qualification or compliance with respect to at least twenty percent (20%) of the Registrable Securities then held by such Initiating Holders (or any lesser number of shares if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), the Company will (i) within ten (10) days of the receipt by the

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Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (ii) as soon as practicable (but in no event more than ninety (90) days after receipt by the Company of such notice), use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2(a):

(i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date ninety (90) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 of the Securities Act transaction, with respect to an employee benefit plan or with respect to the Company’s first registered public offering of its stock), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii) After the Company has effected two (2) registrations pursuant to this Section 2.2(a), and such registrations have been declared or ordered effective; and

(iv) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Company’s Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 2.2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

(b) Underwriting. In the event that a registration pursuant to this Section 2.2 or Section 2.4 hereof is for a registered public offering involving an underwriting, the Initiating Holders shall so advise the Company as part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 hereof, and the Company shall so advise the Holders as part of the notice given pursuant to Section 2.2(a) or 2.4(a) hereof, as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

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The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4 hereof, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

2.3 Company Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, the Company will:

(i) promptly give to each Holder written notice thereof and in no event less than twenty (20) days prior to the filing of any statement pertaining to such a registration; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder.

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If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.3(a) hereof. In such event the right of any Holder to registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first to the Company, and then among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No such limitation shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting or (ii) reduce the amount of securities of the selling Holders included in the registration below fifteen percent (15%) of the total amount of securities included in such registration, unless such offering is the Company’s initial public offering, in which event any or all of the Registrable Securities of the Holders may be excluded. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest one hundred (100) shares. If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

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2.4 Registration on Form S-3.

(a) If any Holder or Holders of the Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-form registration statement, for a public offering of Registrable Securities owned by such Holder or Holders, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000 and the Company is a registrant entitled to use Form S-3 (or any successor or similar form) to register the Registrable Securities for such an offering, the Company shall:

(i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders;

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder; and

(iii) use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 2.4 in any twelve (12) month period. After the Company’s Qualified Public Offering, the Company will use its best efforts to qualify for Form S-3 registration or a similar short-form registration. The provisions of Section 2.2(b) hereof shall be applicable to each registration initiated under this Section 2.4.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.4: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of any Holder or Holders pursuant to this Section 2.4, gives notice of its bonafide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to an offering solely to officers, directors, employees or consultants of the Company), provided that the Company is actively employing in good faith its reasonable efforts to cause such registration statement to become effective; or (iii) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Company’s Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statement to be filed at such time, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that the Company shall not exercise this Section 2.4(b)(iii) right more than once in any twelve-month period.

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2.5 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.2, 2.3 and 2.4 hereof shall be borne by the Company; provided, however, that each Holder requesting registration pursuant to Section 2.3 shall bear the cost of its legal counsel incurred in connection with any registrations that are requested after the Company has effected two registrations pursuant to Section 2.3 in which any Holder has participated. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.2 and 2.4 hereof if the registration request is subsequently withdrawn at the request of the majority of the Initiating Holders, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request, or (b) the withdrawal is made during a deferral by the Company pursuant to Section 2.2(a)(iv) or 2.4(b)(iii) above, or (c) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4 above, as the case may be, in which event such right shall be forfeited by all Holders.

2.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and to use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of each jurisdiction as shall be reasonably requested by Holders with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as they may reasonably request in order to facilitate the public offering of such securities;

(d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

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(e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and use reasonable efforts to amend or supplement such prospectus in order to remedy such statement or omission;

(f) Use its best efforts to furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters;

(g) Use its reasonable best efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction;

(h) Cause the Registrable Securities covered by such registration statement to be listed on each securities exchange or included for trading on any inter-dealer quotation system on which similar securities issued by the Company are then listed or included;

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(j) Execute and deliver such instruments and take such other actions as the Holders of the Registrable Securities covered by such registration statement may reasonably request in order to facilitate the effectiveness of the registration statement and qualification or compliance under applicable blue sky laws, and the disposition of the shares covered by the registration statement.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rule or regulation promulgated under the Securities Act or the Exchange Act or other federal or state law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will pay as incurred to each such Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein, and further provided that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability of action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

(b) To the extent permitted by law, each Holder will, severally but not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue

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statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 2.8(b).

(c) Each party entitled to indemnification under this Section 2.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided, further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statement(s) or omission(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

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(e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9 Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required to effect the registration of such Holder’s Registrable Securities.

2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Restricted Securities, furnish to such Holder upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

2.11 Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder only to a transferee or assignee of Registrable Securities which (a) is a general partner, limited partner, retired partner, member or retired member of the Holder, or (b) is an Affiliate of the Holder, or (c) is the Holder’s family member or a trust for the benefit of an individual Holder or his family members, or (d) acquires at least 250,000 shares (as appropriately adjusted for stock splits and the like) of the Registrable Securities; provided, however, that, in the case of clause (d) above, Registrable

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Securities held by multiple transferees or assignees of a Holder shall be aggregated for purposes of meeting the 250,000 share threshold if all such transferees or assignees have agreed in writing to allow one (1) representative to make all determinations and to take all actions relating to the Company’s registration of such Registrable Securities; provided, further, that, in any such case, the Company be given prior written notice of such transfer and that such transfer may otherwise be effected in accordance with applicable securities laws.

2.12 Market Stand-Off Agreement. Each Holder agrees, in connection with an initial public offering of the Company’s securities, (i) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any Registrable Securities (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering for a period of one hundred eighty (180) days after the date of such registration, provided that all holders of one percent (1%) or more of the Company’s outstanding securities and all officers and directors of the Company who own stock or options to buy stock of the Company also agree to such restrictions and (ii) to execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the public offering.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of more than (i) sixty-six and two/thirds percent (66 2/3%) in interest of the then issued and outstanding shares of Series A Preferred Stock (including any shares of Common Stock issued upon a conversion thereof) and (ii) a majority in interest of the then issued and outstanding shares of Series B Preferred Stock (including any shares of Common Stock issued upon a conversion thereof), voting as separate classes of Preferred Stock, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to any Holder hereunder whose registration rights have not terminated pursuant to Section 2.14 below, unless such Holder shall waive this restriction in writing.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate on the fifth (5th) year anniversary of the consummation by the Company of a Qualified Public Offering; provided, however, if the Company has not been subject to, or has not fully complied with, the provisions of the Exchange Act continuously for the twelve (12) months preceding said five-year anniversary, then the registration rights granted under this Section 2 shall not terminate until the end of the next succeeding twelve (12) month period during which the Company has been continuously subject to, and has complied with, the provisions of the Exchange Act; provided further, however, that the right of any Holder of Registrable Securities to request such registration shall terminate on the date when all of such Holder’s shares may immediately be sold under Rule 144.

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3. Major Investor’s Rights of Participation.

3.1 Right to Participate in New Issuances.

(a) The Company hereby grants, on the terms set forth in this Section 3, to each Major Investor, the right of first refusal to purchase all or any part of such Major Investor’s pro rata share of the New Securities (as defined in Section 3.1(a) hereof) which the Company may, from time to time, propose to sell and issue. Each Major Investor may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Major Investor, for purposes of this right of participation, is the ratio of the total number of shares of Registrable Securities held by such Major Investor, to the total number of shares of Registrable Securities held by all Major Investors immediately prior to the issuance of the New Securities. A Major Investor shall be entitled to apportion its right of first refusal among itself and its Affiliates, partners, retired partners, members, retired members and stockholders in such proportions as it deems appropriate, provided that in every case, such Major Investor itself initially exercises its right of first refusal hereunder.

(b) “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that “New Securities” does not include: (i) shares of capital stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, or pursuant to any options or warrants outstanding as of the date of this Agreement; (ii) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company; (iii) shares of Common Stock issued upon conversion of any shares of Series A Preferred Stock or Series B Preferred Stock; (iv) securities offered pursuant to a registration statement filed under the Securities Act; (v) securities issued for consideration other than cash pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization; (vi) 4,500,000 shares of Common Stock reserved in connection with options issued or to be issued under the Company’s 2001 Stock Option Plan, as amended or restated, to officers, directors, employees, advisors or consultants of the Company, which number of reserved shares may be increased by the approval of at least a majority of the Company’s Board of Directors (provided that such majority includes all directors elected exclusively by the holders of Preferred Stock (the “Preferred Directors”)) (notwithstanding the foregoing, any shares of Common Stock issued or deemed to be issued primarily for equity financing purposes shall be New Securities); (vii) any securities issued or issuable to financial institutions, equipment lessors or other commercial lenders in connection with commercial credit agreements, equipment financings or other similar financings, which are approved by at least a majority of the Company’s Board of Directors (provided that such majority includes all Preferred Directors) (notwithstanding the foregoing, any shares of Common Stock issued or deemed to be issued primarily for equity financing purposes shall be New Securities); and (viii) any securities issued or issuable pursuant to agreements to license technology and/or provide sponsored research, which are approved by at least a majority of the Company’s Board of Directors (provided that such majority includes all Preferred Directors) (notwithstanding the foregoing, any shares of Common Stock issued or deemed to be issued primarily for equity financing purposes shall be New Securities).

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(c) In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Major Investors written notice (the “Notice”) of its intention, identifying the proposed issues and describing the New Securities, the price, the terms upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the date of receipt of the Notice to agree to purchase any or all of its pro rata share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If not all of the eligible Major Investors elect to purchase their pro rata share of the New Securities, then the Company shall promptly notify in writing those eligible Major Investors who have elected to purchase their pro rata share of such New Securities and shall offer to such Major Investors the right to acquire such unsubscribed shares. Each of such Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. The Major Investors electing to purchase shares of the New Securities may condition their agreement to purchase such shares upon the consummation of substantially the entire issuance described by the Company in its notice.

(d) In the event the Major Investors fail to exercise in full the right of participation within said twenty (20) day period, the Company shall have sixty (60) days thereafter to sell the New Securities respecting which the rights of the Major Investors were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold the New Securities within said sixty (60) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Major Investors in the manner provided above.

3.2 Assignment of Company’s Right of First Refusal. If at any time the Company determines not to exercise fully a right of first refusal it has to repurchase any of its securities, it shall promptly (and in every case at least fifteen (15) days prior to the expiration of those rights) assign the unexercised rights to the Major Investors and give them written notice of such assignment (the “Assignment Notice”). The Assignment Notice shall identify the person (the “Transferor”) proposing to transfer the securities as to which the right of first refusal applies, the securities proposed to be transferred, and the price, terms and conditions of the proposed transfer.

(a) Each Major Investor may exercise the right of first refusal assigned by the Company so as to purchase its share of all such securities described in the Assignment Notice. A Major Investor may exercise its assigned right of first refusal by giving written notice (the “RFR Notice”) to the Transferor, with a copy to the Company, within ten (10) days after the Assignment Notice, specifying the maximum number of shares such Major Investor wishes to buy under the assigned right. Each Major Investor who so elects to buy part of the securities proposed to be transferred shall hereinafter be referred to as a “Buyer.” The securities shall be allocated among all Buyers pro rata up to the maximum amount specified in each RFR Notice. Each Buyer’s pro rata share shall be equal to the ratio of (a) the number of shares of the Company’s Common Stock

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(including all shares of Common Stock issued or issuable upon conversion of the Shares) of which such Buyer is deemed to be a holder to (b) the total number of shares of the Company’s Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) held by all Buyers.

(b) If the Company’s applicable right of first refusal to repurchase its securities provides that it can be exercised only against all, and not some lesser portion of, the securities the Transferor proposes to transfer, then if after application of Section 3.2(a) above the Company and the Buyers have not collectively elected to purchase all of such securities proposed to be transferred by the Transferor, the Transferor may consummate the proposed transfer as permitted by his agreement with the Company granting the Company its right of first refusal, subject to any other restrictions on transfer of such securities. However, if the Company’s applicable right of first refusal permits it to be exercised against less than all of the securities the Transferor proposes to transfer, then the Transferor may consummate the proposed transfer only to the extent there are shares of the securities as to which neither the Company, the Buyers, nor any other assignee of the Company has exercised a right of first refusal, and the transfer must be as permitted by his agreement with the Company granting the Company its right of first refusal and will be subject to any other restrictions on transfer of such securities.

(c) The exclusions established by Section 3.1(a) above shall not be applicable to the rights established by this Section 3.2.

3.3 Assignment of Company’s Right of Repurchase. If at any time the Company determines not to exercise fully a right it has to repurchase any of its securities, it shall promptly (and in every case at least fifteen (15) days prior to the expiration of those rights) assign the unexercised rights to the Major Investors and give them written notice of such assignment (the “Assignment Notice”). The Assignment Notice shall identify the person (the “Security Holder”) holding the securities as to which the right of repurchase exists, a description of the securities, and the price, terms and conditions of the repurchase.

(a) Each Major Investor may exercise the right of repurchase assigned by the Company so as to purchase its share of all such securities described in the Assignment Notice. A Major Investor may exercise its assigned right of repurchase by giving written notice (the “Repurchase Notice”) to the Security Holder and the Company within ten (10) days after the Assignment Notice, specifying the maximum number of shares such Major Investor wishes to buy under the assigned right. Each Major Investor who so elects to buy part of the securities subject to repurchase shall hereinafter be referred to as a “Buyer.” The securities shall be allocated among all Buyers pro rata up to the maximum amount specified in each Repurchase Notice. Each Buyer’s pro rata share shall be equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock) of which such Buyer is deemed to be a holder to (b) the total number of shares of the Company’s Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock or upon the exercise of any outstanding warrants or options) held by all Buyers.

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(b) The exclusions established by Section 3.1(a) above shall not be applicable to the rights established by this Section 3.3.

3.4 Amendment and Waiver of Rights of Participation. The rights of participation established by this Section 3 may be amended or any provision waived only with the written consent of (i) Major Investors holding at least sixty-six and two-thirds percent (66 2/3%) of the Series A Preferred Stock held by all Major Investors; and (ii) Major Investors holding at least a majority in interest of the Series B Preferred Stock held by all Major Investors. Any amendment or waiver effected in accordance with this Section 3.4 shall be binding upon each Major Investor and the Company. By acceptance of any benefits under this Agreement, all Major Investors hereby agree to be bound by the provisions of this Agreement as the same may be hereafter amended or waived pursuant to this Section 3.4.

3.5 Termination of Rights of Participation. The rights of participation of each Major Investor granted under this Section 3 shall terminate and be of no further force or effect upon the closing of a Qualified Public Offering (as defined in Article IV, Section 2(b)(i) of the Company’s Certificate of Incorporation).

3.6 Transfer of Right of Participation. The rights of participation of each Major Investor under this Section 3 may be transferred to the same parties, subject to the same restrictions on transfers, as set forth for registration rights in Section 2.11 above.

3.7 To the extent the Company has failed to comply in any respect with the provisions of Section 3 of the Investors’ Rights Agreement dated as of May 25, 2001 (which is amended and restated by this Agreement) in connection with the offering and issuance of the Series B Preferred Stock, each Holder hereby irrevocably consents to, and waives any claim arising from, such failure to comply.

4. Other Warranties and Covenants.

4.1 Stock Options. As of the date hereof, the Company represents and warrants that (x) it has adopted the Plan, whereby officers, directors, employees, advisors and consultants of the Company are eligible to receive options (collectively, “Options”) to purchase shares of the Common Stock and (y) 4,500,000 shares of Common Stock have been reserved under the Plan upon the issuance of Options. The Company covenants and agrees that, unless the Company’s Board of Directors unanimously approves otherwise, all Options issued pursuant to the Plan after the date of this Agreement shall vest as follows: twenty-five percent (25%) of the total grant will vest after twelve (12) months of employment or engagement, and the remainder of the total grant will vest in equal, monthly installments over the thirty-six (36) months thereafter.

4.2 Confidentiality of Records. Each Investor agrees to use, and to use its commercially reasonable efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such

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proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 4.2.

4.3 Reservation of Common Stock. The Company covenants and agrees that at all times it will reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Preferred Stock and Series B Preferred Stock into Conversion Stock, all Common Stock issuable from time to time upon such conversion. The Company further covenants and agrees that it shall comply with all applicable federal and state securities laws in connection with the conversion of any Series A Preferred Stock or Series B Preferred Stock into Conversion Stock.

4.4 Proprietary Information Agreements. The Company agrees to use its best efforts to require, as a condition to employment with the Company, that each and every key employee and consultant execute (i) a proprietary information agreement and (ii) a confidentiality and non-disclosure agreement in forms reasonably acceptable to the Company and the Investors.

4.5 Company’s Right of First Refusal Under Stock Option Plan. The Company covenants and agrees that, on and after the date hereof, the Plan shall contain a provision explicitly providing that the Company shall have the right to assign its rights of first refusal upon the sale or other transfer of shares underlying a stock option.

4.6 Company’s Right of Repurchase. The Company covenants and agrees that, on and after the date hereof, the Company’s form of Early Exercise Stock Purchase Agreement shall contain a provision explicitly giving the Company the right to assign its Purchase Option (as defined and in accordance with the Early Exercise Stock Purchase Agreement).

4.7 Reimbursement of Director’s Expenses. The Company shall promptly reimburse each Director all reasonable expenses incurred in connection with attending any meetings of the Board of Directors or performing any duties as a Director or otherwise acting for the benefit of the Company.

4.8 Director’s Insurance. The Company will obtain and maintain directors’ and officers’ liability insurance with appropriate coverage as may be determined by a majority of the non-employee directors of the Company when those same directors determine it is appropriate, but in any case prior to the first public offering of the Company securities.

4.9 Board Approval of Stock Issuances. The Company will not, without the approval of the Board of Directors, issue any of its capital stock or grant any option, warrant or other rights to subscribe for, purchase or acquire any of its capital stock.

4.10 Repurchase. If the Company issues any shares of its Common Stock to any director, officer, employee, consultant or other service provider in connection with services provided or to be provided to the Company, the stock shall be issued with a repurchase option that shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities

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laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person. The parties acknowledge that, notwithstanding the foregoing, the Company has entered into a Stock Repurchase Agreement with Michael D. Hooven and Susan Spies whereby the Company, under certain circumstances, has the option to repurchase its shares at fair market value, as set forth in such agreement. The vesting of such shares of stock shall be as set forth in Section 4.1 above. Such stock shall also be issued pursuant to an agreement prohibiting the transfer of any unvested shares. All stock options and other stock equivalents issued after the date of this Agreement to directors, officers, employees, consultants or other service providers shall provide that any such options or other rights will be subject to such vesting provisions and prohibition on transfer of unvested shares.

4.11 First Refusal. If the Company issues any shares of its Common Stock to any director, officer, employee, consultant or other service provider in connection with services provided or to be provided to the Company, the stock shall be issued subject to a standard right of first refusal to the Company (and its assignees) on any sale or other disposition. Commencing on the date hereof, all agreements relating to the issuance of stock options and other stock equivalents issued after the date of this Agreement to directors, officers, employees, consultants or other service providers shall provide that any stock issued upon exercise of such options or other rights will be subject to such a right of first refusal. The Company shall not terminate any right of first refusal currently in effect affecting capital stock previously issued to directors, officers, employees, consultants, or other service providers.

4.12 Key Person Life Insurance. The Company has obtained as of the date hereof, from financially sound and reputable insurers, term life insurance on the life of Mike Hooven in the amount of $2,000,000.

4.13 Termination of Certain Covenants. The covenants and agreements set forth in this Section 4 (other than Sections 4.2 and 4.3, which shall remain in effect) shall terminate and be of no further force or effect upon the earlier to occur of (i) the closing of a Qualified Public Offering (as defined in Article IV, Section 2(b)(i) of the Company’s Certificate of Incorporation) and (ii) when less than one million (1,000,000) shares of the Preferred Stock (exclusive of any shares of Conversion Stock) are issued and outstanding.

5. Miscellaneous.

5.1 Entire Agreement. This Agreement, the Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire agreement among the Company and the Investors with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, written and oral, with respect to the subject matter hereof and thereof (including, without limitation, the Investors’ Rights Agreement dated May 25, 2001, which this Agreement amends and restates).

5.2 Waivers and Amendments. With the written consent of: (i) the Company; (ii) the holders of more than sixty-six and two/thirds percent (66 2/3%) in interest of the then issued and outstanding shares of Series A Preferred Stock (including any shares of Common Stock issued upon

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a conversion thereof); and (iii) the holders of more than a majority in interest of the then issued and outstanding shares of Series B Preferred Stock (including any shares of Common Stock issued upon a conversion thereof) (voting as separate classes of Preferred Stock), the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board of Directors, may amend this Agreement or enter into a supplementary agreement for the purpose of adding any provisions of this Agreement; provided, however, that no amendment of this Agreement shall materially and adversely affect the rights of a Holder in a manner that discriminates against such Holder vis-a-vis other Holders without such Holder’s written consent; provided further, however, that no consent or amendment shall be necessary to add Investors to this Agreement in connection with their purchase of Series B Preferred Stock from the Company. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Any amendment, waiver or supplementary agreement effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities and the Company.

5.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given (i) upon personal delivery, (ii) upon delivery by an internationally recognized courier (such as Fedex or DHL), (iii) when sent by confirmed telex or facsimile, if sent during normal business hours of the recipient; if not sent during normal business hours of the recipient, then on the next business day, or (iv) five (5) days after having been sent by registered or certified mail, postage prepaid; addressed: (a) if to the Company, to it at 6033 Schumacher Park Drive, West Chester, Ohio 45069, Attention: President (or at such other address as the Company shall have furnished to the Stockholders in writing), and (b) if to a Holder, to such Holder at the latest address of such Holder set forth on the Company’s records.

5.4 Descriptive Headings and Construction. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof. A reference herein to any Section shall be deemed to include a reference to every subsection thereof. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as to the identity of the parties hereto may require.

5.5 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York.

5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

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5.7 Expenses. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.8 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement and shall inure to the benefit of and be enforceable by each person who shall be a Holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.9 Severability. If any provisions of this Agreement is held to be unenforceable under applicable law, it shall be interpreted, to the extent possible, to enhance its enforceability in order to achieve the intent of the parties to this Agreement. But if no feasible construction would save the provision, the parties agree to renegotiate such provision in good faith. In the event the parties cannot reach a mutually agreeable and enforceable replacement for such provision, its invalidity, illegality or unenforceability shall not affect any other provision of this Agreement; rather this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party. The invalidity of any provision of this Agreement as applied to certain circumstances shall not affect the validity or enforceability of such provision as applied to other circumstances or any other provisions of this Agreement.

5.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

5.11 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

5.12 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under this Agreement or any waiver on such Holder’s part of any

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provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

5.13 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of the Series B Preferred Stock after the date hereof, any purchaser of such shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” hereunder.

5.14 Further Assurances. Each of the parties hereto shall execute and deliver such instruments and take such other actions as the other parties may reasonably request in order to carry out the intent of this Agreement.

5.15 Aggregation of Stock. All securities held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.16 Rights of Holders. Each Holder shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement including without limitation, the right to consent to the wavier of any obligation of the Company and to enter into an agreement with the Company for the purpose of modifying this Agreement. Each such Holder shall not incur any liability to any other Holder with respect to exercising or refraining from exercising any such right or rights.

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IN WITNESS WHEREOF, this Amended and Restated Investors’ Rights Agreement has been duly executed on the day and year first set forth above.

“COMPANY”

ATRICURE, INC.

By:	/s/ Michael D. Hooven
Michael D. Hooven
President

24	Signature Page to Investors’ Rights Agreement

“INVESTORS”

U.S. VENTURE PARTNERS VIII, L.P. USVP VIII AFFILIATES FUND, L.P. USVP ENTREPRENEUR PARTNERS VIII-A L.P. USVP ENTREPRENEUR PARTNERS VIII-B L.P.
By:	Presidio Management Group VIII, L.L.C., The General Partner of Each

By:	/s/ Michael P. Maher
Michael P. Maher Attorney-In-Fact

CHARTER VENTURES IV, L.P.
By:	Charter Ventures IV Partners, LLC,
Its:	General Partner

By:
A. Barr Dolan
Managing Member

CHARTER ENTREPRENEURS FUND IV, L.P.
By:	Charter Ventures IV Partners, LLC,
Its:	General Partner

By:
A. Barr Dolan Managing Member

CHARTER ADVISORS FUND IV, L.P.
By:	Charter Ventures IV Partners, LLC,
Its:	General Partner

By:
A. Barr Dolan Managing Member

25	Signature Page to Investors’ Rights Agr.

“INVESTORS”

U.S. VENTURE PARTNERS VIII, L.P. USVP VIII AFFILIATES, L.P. USVP ENTREPRENEUR PARTNERS VIII-A, L.P. USVP ENTREPRENEUR PARTNERS VIII-B, L.P.
By:	Presidio Management Group VIII, L.L.C., The General Partner of Each

By:
Michael P. Maher Attorney-in-Fact

CHARTER VENTURES IV, L.P.
By:	Charter Ventures IV Partners, LLC.,
Its:	General Partner

By:	/s/ A. Barr Dolan
A. Barr Dolan Managing Member

CHARTER ENTREPRENEURS FUND IV, L.P.
By:	Charter Ventures IV Partners, LLC,
Its:	General Partner

By:	/s/ A. Barr Dolan
A. Barr Dolan Managing Member

CHARTER ADVISORS FUND IV, L.P.
By:	Charter Ventures IV Partners, LLC.,
Its:	General Partner

By:	/s/ A. Barr Dolan
A. Barr Dolan Managing Member

26	Signature Page to Investors’ Rights Agr.

Investors (cont.):

PARTISAN MANAGEMENT GROUP, INC.

By:	/s/ Karen J. Cassidy
Name:	Karen J. Cassidy
Title:	Managing Director

THE WELDON FOUNDATION, INC.

By:
Name:	Norman R. Weldon
Title:	President

INVESTORS (CONT.):

UTAKO K. HUDSON

CAROL J. WELDON

FRANK M. FISCHER

/s/ Karen J. Cassidy
KAREN J. CASSIDY

DONALD C. HARRISON, M.D.

LOWELL S. LIFSCHULTZ

27	Signature Page to Investors’ Rights Agr.

Investors (cont.):

PARTISAN MANAGEMENT GROUP, INC.

By:
Name:	Karen J. Cassidy
Title:	Managing Director

THE WELDON FOUNDATION, INC.

By:	/s/ Norman R. Weldon
Name:	Norman R. Weldon
Title:	President

INVESTORS (CONT.):

Utako K. Hudson

/s/ Carol J. Weldon
Carol J. Weldon

Frank M. Fischer

Karen J. Cassidy

Donald C. Harrison, M.D.

Lowell S. Lifschultz

28	Signature Page to Investors’ Rights Agr.

Investors (cont.):

PARTISAN MANAGEMENT GROUP, INC.

By:
Name:	Karen J. Cassidy
Title:	Managing Director

THE WELDON FOUNDATION, INC.

By:
Name:	Norman R. Weldon
Title:	President

INVESTORS (CONT.):

/s/ Utako K. Hudson
UTAKO K. HUDSON

CAROL J. WELDON

FRANK M. FISCHER

KAREN J. CASSIDY

DONALD C. HARRISON, M.D.

LOWELL S. LIFSCHULTZ

29	Signature Page to Investors’ Rights Agr.

Investors (cont.):

PARTISAN MANAGEMENT GROUP, INC.

By:
Name:	Karen J. Cassidy
Title:	Managing Director

THE WELDON FOUNDATION, INC.

By:
Name:	Norman R. Weldon
Title:	President

INVESTORS (CONT.):

UTAKO K. HUDSON

CAROL J. WELDON

/s/ Frank M. Fischer
FRANK M. FISCHER

KAREN J. CASSIDY

DONALD C. HARRISON, M.D.

LOWELL S. LIFSCHULTZ

30	Signature Page to Investors’ Rights Agr.

Investors (cont.):

PARTISAN MANAGEMENT GROUP, INC.

By:
Name:	Karen J. Cassidy
Title:	Managing Director

THE WELDON FOUNDATION, INC.

By:
Name:	Norman R. Weldon
Title:	President

INVESTORS (CONT.):

UTAKO K. HUDSON

CAROL J. WELDON

FRANK M. FISCHER

KAREN J. CASSIDY

/s/ Donald C. Harrison
DONALD C. HARRISON, M.D.

LOWELL S. LIFSCHULTZ

31	Signature Page to Investors’ Rights Agr.

Investors (cont.):

PARTISAN MANAGEMENT GROUP, INC.

By:
Name:	Karen J. Cassidy
Title:	Managing Director

THE WELDON FOUNDATION, INC.

By:
Name:	Norman R. Weldon
Title:	President

INVESTORS (CONT.):

UTAKO K. HUDSON

CAROL J. WELDON

FRANK M. FISCHER

KAREN J. CASSIDY

DONALD C. HARRISON, M.D.

/s/ Lowell S. Lifschultz
LOWELL S. LIFSCHULTZ

32	Signature Page to Investors’ Rights Agr.

Investors (cont.):

/s/ C.L. Mazzola
CHRISTIAN L. MAZZOLA, AS TRUSTEE
FOR THE CHRISTIAN L. MAZZOLA
REVOCABLE TRUST DATED JULY 29, 1993

RICHARD J. D’AUGUSTINE

MERIDA A. D’AUGUSTINE

MICHAEL D. HOOVEN

KAREN P. ROBARDS

RAYMOND W. OGLE

WILLIAM P. SANTAMORE, PH.D.

STEWART H. GREENFIELD

ROBERT A. KLINE

RANDALL WOLF. M.D. AND AMY
STERNSTEIN, HUSBAND AND WIFE

33	Signature Page to Investors’ Rights Agr.

Investors (cont.):

CHRISTIAN L. MAZZOLA, AS TRUSTEE
FOR THE CHRISTIAN L. MAZZOLA
REVOCABLE TRUST DATED JULY 29, 1993

/s/ Richard J. D’Augustine
RICHARD J. D’AUGUSTINE

/s/ Merida A. D’Augustine
MERIDA A. D’AUGUSTINE

MICHAEL D. HOOVEN

KAREN P. ROBARDS

RAYMOND W. OGLE

WILLIAM P. SANTAMORE, PH.D.

STEWART H. GREENFIELD

ROBERT A. KLINE

RANDALL WOLF, M.D. AND AMY
STERNSTEIN, HUSBAND AND WIFE

34	Signature Page to Investors’ Rights Agr.

Investors (cont.):

CHRISTIAN L. MAZZOLA, AS TRUSTEE
FOR THE CHRISTIAN L. MAZZOLA
REVOCABLE TRUST DATED JULY 29, 1993

RICHARD J. D’AUGUSTINE

MERIDA A. D’AUGUSTINE

/s/ Michael D. Hooven
MICHAEL D. HOOVEN

KAREN P. ROBARDS

RAYMOND W. OGLE

WILLIAM P. SANTAMORE, PH.D.

STEWART H. GREENFIELD

ROBERT A. KLINE

RANDALL WOLF, M.D. AND AMY
STERNSTEIN, HUSBAND AND WIFE

35	Signature Page to Investors’ Rights Agr.

Investors (cont.):

CHRISTIAN L. MAZZOLA, AS TRUSTEE FOR THE CHRISTIAN L. MAZZOLA REVOCABLE TRUST DATED JULY 29, 1993

RICHARD J. D’AUGUSTINE

MERIDA A. D’AUGUSTINE

MICHAEL D. HOOVEN

/s/ Karen P. Robards
KAREN P. ROBARDS

RAYMOND W. OGLE

WILLIAM P. SANTAMORE, PH.D.

STEWART H. GREENFIELD

ROBERT A. KLINE

RANDALL WOLF, M.D. AND AMY STERNSTEIN, HUSBAND AND WIFE

36	Signature Page to Investors’ Rights Agr.

Investors (cont.):

CHRISTIAN L. MAZZOLA, AS TRUSTEE FOR THE CHRISTIAN L. MAZZOLA REVOCABLE TRUST DATED JULY 29, 1993

RICHARD J. D’AUGUSTINE

MERIDA A. D’AUGUSTINE

MICHAEL D. HOOVEN

KAREN P. ROBARDS

/s/ Raymond W. Ogle
RAYMOND W. OGLE

WILLIAM P. SANTAMORE, PH.D.

STEWART H. GREENFIELD

ROBERT A. KLINE

RANDALL WOLF, M.D. AND AMY STERNSTEIN, HUSBAND AND WIFE

37	Signature Page to Investors’ Rights Agr.

Investors (cont.):

CHRISTIAN L. MAZZOLA, AS TRUSTEE FOR THE CHRISTIAN L. MAZZOLA REVOCABLE TRUST DATED JULY 29, 1993

RICHARD J. D’AUGUSTINE

MERIDA A. D’AUGUSTINE

MICHAEL D. HOOVEN

KAREN P. ROBARDS

RAYMOND W. OGLE

/s/ William P. Santamore
WILLIAM P. SANTAMORE, PH.D.

STEWART H. GREENFIELD

ROBERT A. KLINE

RANDALL WOLF, M.D. AND AMY STERNSTEIN, HUSBAND AND WIFE

38	Signature Page to Investors’ Rights Agr.

Investors (cont.):

CHRISTIAN L. MAZZOLA, AS TRUSTEE FOR THE CHRISTIAN L. MAZZOLA REVOCABLE TRUST DATED JULY 29, 1993

RICHARD J. D’AUGUSTINE

MERIDA A. D’AUGUSTINE

MICHAEL D. HOOVEN

KAREN P. ROBARDS

RAYMOND W. OGLE

WILLIAM P. SANTAMORE, PH.D.

/s/ Stewart H. Greenfield
STEWART H. GREENFIELD

ROBERT A. KLINE

RANDALL WOLF, M.D. AND AMY STERNSTEIN, HUSBAND AND WIFE

39	Signature Page to Investors’ Rights Agr.

Investors (cont.):

CHRISTIAN L. MAZZOLA, AS TRUSTEE FOR THE CHRISTIAN L. MAZZOLA REVOCABLE TRUST DATED JULY 29, 1993

RICHARD J. D’AUGUSTINE

MERIDA A. D’AUGUSTINE

MICHAEL D. HOOVEN

KAREN P. ROBARDS

RAYMOND W. OGLE

WILLIAM P. SANTAMORE, PH.D.

STEWART H. GREENFIELD

/s/ Robert A. Kline
ROBERT A. KLINE

RANDALL WOLF, M.D. AND AMY STERNSTEIN, HUSBAND AND WIFE

40	Signature Page to Investors’ Rights Agr.

Investors (cont.):

CHRISTIAN L. MAZZOLA, AS TRUSTEE FOR THE CHRISTIAN L. MAZZOLA REVOCABLE TRUST DATED JULY 29, 1993

RICHARD J. D’AUGUSTINE

MERIDA A. D’AUGUSTINE

MICHAEL D. HOOVEN

KAREN P. ROBARDS

RAYMOND W. OGLE

WILLIAM P. SANTAMORE, PH.D.

STEWART H. GREENFIELD

ROBERT A. KLINE

/s/ Randall Wolf /s/ Amy Sternstein
RANDALL WOLF, M.D. AND AMY STERNSTEIN, HUSBAND AND WIFE

41	Signature Page to Investors’ Rights Agr.

INVESTORS (CONT.):

NEW ENGLAND PARTNERS CAPITAL, L.P.
By: NEP Capital, LLP
Its: General Partner

By:	/s/ John Rousseau, Jr
Name:	John Rousseau, Jr.
Title:	President

FOUNDATION MEDICAL PARTNERS, L.P.
By: Foundation Medical Managers, LLC

By:
Lee R.Wrubel, M.D.
Managing Member

GREENFIELD FAMILY L.P.
By: Stewart H. Greenfield,
Its: General Partner

By:
Name:	Stewart H. Greenfield

CAMDEN PARTNERS STRATEGIC FUND II A, L.P. CAMDEN PARTNERS STRATEGIC FUND II B, L.P.
By: Camden Partners Strategic II, LLC.
Its: General Partner

By:
Name:	Richard M. Johnston
Title:	Managing Member

42	Signature Page to Investors’ Rights Agr.

INVESTORS (CONT.):

NEW ENGLAND PARTNERS CAPITAL, L.P.
By: NEP Capital, LLP
Its: General Partner

By:
Name:
Title:

FOUNDATION MEDICAL PARTNERS, L.P.
By: Foundation Medical Managers, LLC

By:	/s/ Lee R. Wrubel
Lee R.Wrubel, M.D.
Managing Member

GREENFIELD FAMILY L.P.
By: Stewart H. Greenfield,
Its: General Partner

By:
Name:	Stewart H. Greenfield

CAMDEN PARTNERS STRATEGIC FUND II A, L.P. CAMDEN PARTNERS STRATEGIC FUND II B, L.P.
By: Camden Partners Strategic II, LLC.
Its: General Partner

By:
Name:	Richard M. Johnston
Title:	Managing Member

43	Signature Page to Investors’ Rights Agr.

INVESTORS (CONT.):

NEW ENGLAND PARTNERS CAPITAL, L.P.
By: NEP Capital, LLP
Its: General Partner

By:
Name:
Title:

FOUNDATION MEDICAL PARTNERS, L.P.
By: Foundation Medical Managers, LLC

By:
Lee R.Wrubel, M.D.
Managing Member

GREENFIELD FAMILY L.P.
By: Stewart H. Greenfield,
Its: General Partner

By:	/s/ Stewart H. Greenfield
Name:	Stewart H. Greenfield

CAMDEN PARTNERS STRATEGIC FUND II A, L.P. CAMDEN PARTNERS STRATEGIC FUND II B, L.P.
By: Camden Partners Strategic II, LLC.
Its General Partner

By:
Name:	Richard M. Johnston
Title:	Managing Member

44	Signature Page to Investors’ Rights Agr.

INVESTORS (CONT.):

NEW ENGLAND PARTNERS CAPITAL, L.P.
By: NEP Capital, LLP
Its: General Partner

By:
Name:
Title:

FOUNDATION MEDICAL PARTNERS, L.P.
By: Foundation Medical Managers, LLC

By:
Lee R.Wrubel, M.D.
Managing Member

GREENFIELD FAMILY L.P.
By: Stewart H. Greenfield,
Its: General Partner

By:
Name:	Stewart H. Greenfield

CAMDEN PARTNERS STRATEGIC FUND II A, L.P. CAMDEN PARTNERS STRATEGIC FUND II B, L.P.
By: Camden Partners Strategic II, LLC.
Its: General Partner

By:	/s/ Richard M. Johnston
Name:	Richard M. Johnston
Title:	Managing Member

45	Signature Page to Investors’ Rights Agr.

INVESTORS (CONT.):

DUKE UNIVERSITY SPECIAL VENTURES FUND, INC.

/s/ Neal Triplett	By:	/s/ David R. Shumate
Neal Triplett, Assistant Director	Name:	David R. Shumate
	Title:	Authorized Agent

ROGER STERN

46	Signature Page to Investors’ Rights Agr.

INVESTORS (CONT.):

CAMDEN PARTNERS STRATEGIC FUND II B, L.P.
By: Camden Partners Strategic II, LLC.
Its: General Partner

By:
Name:	Richard M. Johnston
Title:	Managing Member

DUKE UNIVERSITY SPECIAL VENTURES FUND, INC.

By:
Name:	David R. Shumate
Title:	Authorized Agent

/s/ Roger Stern
ROGER STERN

47	Signature Page to Investors’ Rights Agr.

INVESTORS (CONT.):

DUKE UNIVERSITY SPECIAL VENTURES FUND, INC.

By:
Name:	David R. Shumate
Title:	Authorized Agent

ROGER STERN

O STREET CORPORATION

By:	/s/ Curtin Winsor
Name:	Curtin Winsor
Title:	President

48	Signature Page to Investors’ Rights Agr.

INVESTORS (CONT.):

DUKE UNIVERSITY SPECIAL VENTURES FUND, INC.

By:
Name:	David R. Shumate
Title:	Authorized Agent

ROGER STERN

O STREET CORPORATION

By:
Name:	Curtin Winsor
Title:	President

/s/ Elizabeth H. Lifschultz
ELIZABETH H. LIFSCHULTZ

49	Signature Page to Investors’ Rights Agr.

EXHIBIT A

SCHEDULE OF INVESTORS

U.S. Venture Partners VIII, L.P.

USVP VIII Affiliates Fund, L.P.

USVP Entrepreneur Partners VIII-A L.P.

USVP Entrepreneur Partners VIII-B L.P.

Charter Ventures IV, L.P.

Charter Entrepreneurs Fund IV, L.P.

Charter Advisors Fund IV, L.P.

Partisan Management Group, Inc.

The Weldon Foundation, Inc.

Utako K. Hudson

Carol J. Weldon

Frank M. Fischer

Karen J. Cassidy

Donald C. Harrison, M.D.

Lowell S. Lifschultz

The Christian L. Mazzola Revocable Trust Dated July 29, 1993

Richard J. D’Augustine

Merida A. D’Augustine

Michael D. Hooven

Karen P. Robards

Raymond W. Ogle

William P. Santamore, Ph.D.

Stewart H. Greenfield

Robert A. Kline

Randall Wolf, M.D. and Amy Sternstein

New England Partners Capital, L.P.

Foundation Medical Partners, L.P.

Greenfield Family L.P.

Camden Partners Strategic Fund II A, L.P.

Camden Partners Strategic Fund II B, L.P.

Duke University Special Ventures Fund, Inc.

Roger Stern

O Street Corporation

Elizabeth H. Lifschultz